As Filed with the Securities and Exchange Commission on July 1, 2003
                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                                 TVI CORPORATION
             (Exact name of registrant as specified in its charter)


           Maryland                                             52-1085536
-------------------------------                           ----------------------
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

                            7100 Holladay Tyler Road
                              Glenn Dale, MD 20769
                                 (301) 352-8800
                 (Address, including telephone number, zip code
                         of Principal Executive Offices)


              AMENDED AND RESTATED 1998 INCENTIVE STOCK OPTION PLAN
                            (Full title of the Plans)


                                Richard V. Priddy
                      President and Chief Executive Officer
                 7100 Holladay Tyler Road, Glenn Dale, MD 20769
                                 (301) 352-8800
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                          Frank S. Jones, Jr., Esquire
                         Whiteford, Taylor & Preston LLP
                             Seven Saint Paul Street
                               Baltimore, MD 21202
                                 (410) 347-8700
                        ---------------------------------


                         CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                                               Proposed
                                                               Proposed         Maximum
                                                               Maximum         Aggregate
                                            Amount To Be    Offering Price  Offering Price     Amount Of
    Title Of Securities To Be Registered   Registered (1)   Per Share (2)         (2)       Registration Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value                 5,932,333         $0.25         $1,488,000          120
-------------------------------------------------------------------------------------------------------------
                                              4,047,667         $1.28         $5,181,000          419
-------------------------------------------------------------------------------------------------------------
Total                                        10,000,000                       $6,690,000          $539
=============================================================================================================

(1) Consists of shares of common stock issued or issuable under the TVI Corporation Amended and Restated 1998 Incentive Stock Option Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and an indeterminable number of additional shares of common stock as may hereafter be offered or issued pursuant to the Plan in order to prevent dilution resulting from any stock dividend, stock split, re-capitalization, or other similar transactions effected without the Registrant's receipt of consideration.

(2) The proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee under Rule 457(c) and (h) and is based upon: (i) the average exercise price relating to 5,932,333 outstanding options granted under the Plan for which the underlying shares of common stock have not previously been registered, which is $0.25 and (ii) with respect to the 4,047,667 options available for future grant under the Plan, the closing price of $1.28 per share of TVI Corporation's common stock, as reported on the OTC Bulletin Board on June 26, 2003.

                                EXPLANATORY NOTES

         This registration statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act, to register shares of our common stock, $.01 par value per share, issuable pursuant to the TVI Corporation Amended and Restated 1998 Incentive Stock Option Plan. Under cover of this Form S-8 is our Reoffer Prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. This Reoffer Prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of both "control securities" which may be issued pursuant to the Amended and Restated 1998 Incentive Stock Option Plan, and of "restricted securities," as defined in Rule 144(a)(3) under the Securities Exchange Act of 1934, as amended, previously issued pursuant to the Amended and Restated 1998 Incentive Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECUTS


         We will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. We do not need to file these documents with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.

                               REOFFER PROSPECTUS

                                 TVI CORPORATION


                                5,239,500 SHARES
                                 OF COMMON STOCK


         The persons listed as selling shareholders in this Reoffer Prospectus may from time to time offer and sell up to 5,239,500 shares of our common stock to the public under this Reoffer Prospectus. We have issued these shares of our common stock to such selling shareholders pursuant to stock awards granted under our Amended and Restated 1998 Incentive Stock Option Plan. All net proceeds from the sale of the shares of common stock offered by this Reoffer Prospectus will go to the selling shareholder. We will not receive any proceeds from such sales.

         The selling shareholders may offer their shares of common stock through public or private transactions, in the over-the-counter markets, on any exchanges on which our common stock is traded at the time of sale, at prevailing market prices or at privately negotiated prices. The selling shareholders may engage brokers or dealers who may receive commissions or discounts from the selling shareholders. We will pay substantially all of the expenses incident to the registration of such shares, except for the selling commissions.

         Our common stock is currently quoted on the OTC Bulletin Board under the symbol "TVIN." The closing price of our common stock as reported on the OTC Bulletin Board on June 26, 2003, was $1.28 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

                           --------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR HAS DETERMINED IF THIS REOFFER PROSPECTUS IS ADEQUATE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------

              The date of this Reoffer Prospectus is July 1, 2003.

================================================================================

         YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS REOFFER PROSPECTUS OR INCORPORATED BY REFERENCE IN THIS REOFFER PROSPECTUS OR ANY RELATED SUPPLEMENT. NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS REOFFER PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS REOFFER PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR THE SELLING SHAREHOLDER. THIS REOFFER PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS REOFFER PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                        ---------------------------------

                                TABLE OF CONTENTS

FORWARD LOOKING STATEMENTS.....................................................4

INFORMATION ABOUT US...........................................................5

RISK FACTORS...................................................................8

USE OF PROCEEDS...............................................................15

SELLING SHAREHOLDERS..........................................................16

PLAN OF DISTRIBUTION..........................................................17

DESCRIPTION OF CAPITAL STOCK..................................................19

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES...................................................................20

LEGAL MATTERS.................................................................20

EXPERTS.......................................................................20

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................21

AVAILABLE INFORMATION.........................................................22















================================================================================

                           FORWARD LOOKING STATEMENTS

         Statements made in this report, and in our other public filings and releases, which are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. Forward-looking statements include statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "plans," "estimates" or similar expressions. These statements are based on beliefs and assumptions of our management and on information currently available to our management.

         Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. These forward-looking statements may include, but are not limited to:

         o        statements contained in "Risk Factors" below
         o        achieving   order  and  sales   levels  to   fulfill   revenue
                  expectations
         o our ability to respond to changes in the counter-terrorism, military, public safety, and first responder communities
         o the terms of any new strategic alliance, licensing and other arrangements that we may establish and our ability to effectively manage such relationships
         o expected costs or charges, certain of which may be outside our control; the time and costs involved in the marketing and promotion for our products
         o        the possible cancellation of orders for our products
         o potential legal "intellectual property" issues posed by our products
         o the hiring and retention of management and other needed personnel with requisite skills and experience
         o        general economic and business conditions
         o adverse changes in governmental regulations; and competitive factors in our markets and industry generally

                              INFORMATION ABOUT US

Description of Business
-----------------------

         TVI Corporation ("TVI" or the "Company") was incorporated under the laws of Maryland on January 28, 1977. Our principal executive offices are located at 7100 Holladay Tyler Road, Glenn Dale, MD 20769 and our telephone number is (301) 352-8800.

         TVI Corporation is a leading supplier of:

         o Chemical/biological decontamination systems for the military, public health, and first response agencies
         o        Rapidly   deployed   shelters  for   commercial  and  military
                  applications
         o        Thermal targets for military training and testing

         Specifically, TVI is an integrated specialty products manufacturer which designs, fabricates, and markets final products and systems directly for end users. Principal products are rapidly deployable integrated soft shelter systems designed to serve the counter-terrorism, military, public safety, and hospitality markets. Product groups include patented framed, fabric structures for shelters, decontamination, tactical operations centers, and commercial promotion; supporting utilities such as gensets, lights, heaters, and showers; and associated accessories and supplies. All fabric structures employ an articulating frame covered by one or more patents. The Company also has a thermal products group which includes targets, IFF devices, beacons and markers, and decoys. The Company's product strategy is to enlarge each product family by both internal and external means, and to modify and create versions which will have utility for clients in all of its major market segments.

Products Offered
----------------

         TVI designs, manufactures, and sells rapidly deployable integrated shelter systems to the commercial, government, and military marketplace. The core component of the product line is the rapidly deployable shelter, with its patented articulating frame. TVI also designed and manufactured the key components used with our shelters which are required to make an integrated system for decontamination, command control, forensic investigation, disaster assistance, communication centers, and patient isolation. In addition to shelters, we supply lighting, water heaters, air heaters, power generators, flooring, trailers, and air filtration units. Approximately 90% of revenues are from the shelter and decontamination shelter product line and 10% from thermal targets.

         Decontamination Units

         TVI designs, manufactures and sells decontamination systems. These systems decontaminate people that have been exposed to Nuclear, Biological and Chemical (NBC) agents. Contamination can be the result of any catastrophic event including natural disasters (tornadoes or hurricanes), industrial incidents (chemical spills), or acts of terror.

         The core product of the TVI decontamination system is an articulating skeleton shelter, similar to the general-purpose shelter discussed above. However, these shelters are built with the articulating frame as an exoskeleton simplifying post use clean up and wash. Additionally, the shelters are equipped with shower accessories (body sprays and hand sprayers) and dividing curtains. The curtains give privacy to the users and keep the contaminants from traveling from the hot side (contaminated) of the shelter to the cold side (decontaminated). Heaters, lights and air conditioners and all the related hardware enable these systems to be used year round. Basins, pumps, waste containment equipment, chemical mix agents, stretchers and hoses round out a complete system.

         A large part of the decontamination system sales is the accessories and support equipment that deliver decontamination solutions, hot water, and heated air to the system. TVI has a line of proprietary water heaters which are manufactured to their design. This device takes incoming cold water, mixes it with decontamination solution, adds 40(Degree) of heat in 60 seconds, and delivers it to the spray nozzles in the shelter.

         TVI manufactures the patient conveyor using its patented technology, for patient transport through the decontamination system. The patient litter is also manufactured utilizing the same articulating frame technology.

         TVI also sells trailers to customers requiring system portability, on site power generation and on site air conditioning. These systems are manufactured to our specifications and have been supplied to various state and government agencies.

         General Purpose Shelters

         Two other product categories sold by TVI are based on its patented articulating frame technology. Using articulating frames as a reinforcing skeleton, TVI designs, manufactures and markets rapidly deployable shelters.

         General-purpose shelters are built with the articulating structure contained within the shell. Typically these shelters are built with doors and windows and are designed to incorporate furniture and other equipment. Often they are attached to mobile hard sided systems and provide the user additional space where they can be protected from inclement weather and unwanted observation. These shelters are manufactured in different sizes, with a different number of windows and doors and either with or without an internal skin. Air conditioners, heaters, lights and generators complete the system.

         Included in the general-purpose product category are Command and Control Shelters for both the Military Tactical Market and the Police / Forensic Market and Catastrophe Management Shelters sold to entities such as State Farm or the Red Cross. TVI actively markets casualty management shelters, civilian command and control shelters and police/forensic shelters.

         Thermal Targets

         Thermal targets are manufactured for the US DOD and, to a significantly lesser extent, the military agencies of our allies. These targets emulate enemy thermal signatures such as tank profile and are used for training purposes to familiarize the personnel with thermal targeting devices. TVI sources raw electro conductive film and builds targets in various sizes and configurations as specified by the customer requirements.

         Other Products

         TVI also manufactures other products such as signs, portable billboards, and trade show displays. These products either complement our shelter and decontamination systems or seek to leverage our articulating frame technology. In 2002, the Company added an Air Filtration Product.

Competition
-----------

         Rapidly deployable decontamination shelters and systems fall into two general product types, air beam and rigid articulating frame. The products differ in the composition of the skeletal system that provides the rigidity to the fabric skin. The skeleton comprised of rigid rods and hinges is known as an articulating system, while those made up of inflatable air chambers (similar to river rafts or Zodiac boats) are known as an air beam system.

         TVI's product uses an articulating frame. TVI believes that the articulating frame has significant advantages over the air beam system. The articulating frame requires no additional set up equipment such as compressed air and it does not sag over time and require re-inflation.

         Five of TVI's competitors use an air beam skeleton, Zumro (domestic), Plysu (UK), Aireshetlta (UK), ACD (Netherlands) and Hughes Safety Showers (UK). One competitor, DHS Systems, LLC, manufactures an articulating product similar to ours.

         The final shelter construction type sold into this industry has a self-supporting shell. The product, which is only manufactured by Unifold and distributed by Ferno, relies on an accordion style corrugated plastic.

Manufacturing Operations
------------------------

         As of December 31, 2002, TVI's manufacturing operation employed 54 people, of which 5 are management staff and the balance are full-time hourly workers.

         At any given time our flexible manufacturing operation can have numerous shelters under manufacture, and the shelters need not travel from station to station, with the obvious exception that the final assembly stations are the last step. Consequently, the manufacturing staff has placed emphasis on cross-training, allowing management the flexibility to reallocate resources to relieve bottlenecks and worker shortages.

         In 2002 all production was within a leased facility with approximately 14,000 square feet of manufacturing space. In January and February, 2003, a move was made to a new facility, which will provide approximately 53,000 square feet of manufacturing space.

Raw Materials
-------------

         The  Company  uses  only  commercially   available   materials  in  the
manufacture of its target, shelter and decontamination products. All target material currently has dual sources.

Customer Dependency
-------------------

         During 2002 33% of sales were to one customer. Otherwise, customer sales were fairly distributed.

Total Employees
---------------

         At year end 2002, the Company employed 73 employees. The Company believes that its employee relations are good.

Common Stock
------------

         Our common stock is currently quoted on the OTC Bulletin Board under the symbol "TVIN." The closing price for our common stock as quoted on the OTC Bulletin Board on June 26, 2003, was $1.28 per share.

         ALL REFERENCES IN THIS REOFFER PROSPECTUS TO "WE," "US," OR "OUR" INCLUDE TVI CORPORATION, A MARYLAND CORPORATION, AND ANY SUBSIDIARIES OR OTHER ENTITIES THAT WE MAY OWN OR CONTROL. ALL REFERENCES IN THIS REOFFER PROSPECTUS TO "COMMON STOCK" REFER TO OUR COMMON STOCK, PAR VALUE $0.01 PER SHARE.


                                  RISK FACTORS

         Investing in our common stock involves a high degree of risk, including the risks set forth below. You should carefully consider these risks. You should carefully consider the risks described below and the other information contained in this Reoffer Prospectus and the documents incorporated by reference before you purchase any shares. We caution you, however, that this list of factors may not be exhaustive particularly with respect to our future SEC filings. Additional risks and uncertainties, including those that are not yet identified or that we currently think are insignificant, may also adversely affect our business, results of operations and financial condition.

Factors that have either caused our results to fluctuate in the past or that are likely to affect us in the future include the following:

         o the size, timing and contractual terms of sales of our shelter, decontamination systems and our other products due to the unpredictable sales cycle for such products
         o technical difficulties in our products that could delay product shipments or increase the costs of introducing new products
         o introductions of new products or new versions of existing products by us or our competitors
         o        changes in our mix of revenues generated from product sales
         o changes in our mix of sales channels through which our products are sold

We currently rely on sales to U.S. and state governmental entities, and the loss of such contracts would have a material adverse impact on our operating results.

         Additionally, sales for the years ended December 31, 2002 and 2001 included approximately $3,600,000 and $800,000, respectively, to the Company's largest customer in each year. These sales represented 33% and 18% of total sales for the years ended December 31, 2002 and 2001, respectively.

         The loss or significant reduction in government funding of a large program in which we participate could also materially adversely affect our future revenues, earnings and cash flows and thus our ability to meet our financial obligations. U.S. government contracts are conditioned upon the continuing approval by Congress of the amount of necessary spending. Congress usually appropriates funds for a given program each fiscal year even though contract periods of performance may exceed one year. Consequently, at the beginning of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract only if appropriations are made by Congress for future fiscal years. State contracts are generally subject to the same funding considerations.

Selling to the U.S. Government subjects us to unfavorable termination provisions and other review and regulation.

         Companies engaged in supplying defense-related services and equipment to U.S. government agencies are subject to certain business risks peculiar to the defense industry. These risks include the ability of the U.S. government to unilaterally:

         o suspend us from receiving new orders or contracts pending resolution of alleged violations of procurement laws or regulations

         o        terminate existing orders or contracts

         o        reduce the value of existing orders or contracts

         o audit our contract-related costs and fees, including allocated indirect costs

         o        control and potentially prohibit the export of our products

The purchase orders and contracts governing the purchase for our products may commit us to unfavorable terms.

         We generally sell our shelter, decontamination systems and most other products pursuant to purchase orders issued by the purchasing party. Although we attempt to ensure that the terms of such purchase orders are acceptable to us, some purchase orders may contain unfavorable terms, such as a cancellation right at anytime prior to final product delivery.

         Additionally, we generally provide our thermal products through formal contracts with the U.S. government. These contracts generally can be terminated by the government either for its convenience or if we default by failing to perform under the contract. Termination for convenience provisions provide only for our recovery of costs incurred or committed settlement expenses and profit on the work completed prior to termination. Termination for default provisions provide for the contractor to be liable for excess costs incurred by the U.S. government in procuring undelivered items from another source. These contracts are generally fixed price contracts, as the price we charge is not subject to adjustment based on cost incurred to perform the required work under the contract. Therefore, we fully absorb cost overruns on these fixed price contracts and this reduces our profit margin on the contract. Failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed price contract may reduce our profit or cause a loss on such contracts.

Our future financial performance will depend in large part on the successful development, introduction and customer acceptance of our products delivered in a timely and cost effective manner.

         The market for our shelter, decontamination systems and our other products may not continue to grow or may grow at a slower rate than we expect. Furthermore, the market may not accept our products. If the market fails to grow or grows more slowly than we anticipate, or if the market fails to accept our products, our business could suffer.

         Additionally, we must enhance the functionality of our products to maintain successful commercialization and continued acceptance of our product offerings. If we are unable to identify and develop new enhancements to existing products on a timely and cost-effective basis, or if new enhancements do not achieve market acceptance, we may experience customer dissatisfaction, cancellation of orders and license agreements, and loss of revenue. The life cycle of our products is difficult to predict because the market for such products is new and emerging and is characterized by rapid technological change, changing customer preferences and evolving industry standards. The introduction of products employing new technologies and emerging industry standards could render our existing products obsolete and unmarketable.

Our failure to manage our expanding operations could impair our future growth. The planned expansion of our operations will place a significant strain on our management, financial controls, operations systems, personnel, and other resources.

         Our ability to manage our future growth, should it occur, will depend in large part upon a number of factors including our ability to rapidly:

         o build and train sales and marketing staff to create an expanding presence in the rapidly evolving market for our decontamination systems and other products, and keep them fully informed over time regarding the technical features, issues and key selling points of our products

         o        build  strong  channels  to our  markets  and keep them  fully
                  incentivized,   supported  and  informed  regarding  technical
                  features, issues and key selling points of our products

         o develop our customer support capacity for direct and indirect sales personnel so that we can provide customer support without diverting engineering resources from product development efforts

         o expand our internal management and financial controls significantly, so that we can maintain control over our operations and provide support to other functional areas as the number of our personnel and size of our organization increases

         We may not succeed with these efforts. Our failure to efficiently expand and develop these areas could cause our expenses to grow, could cause our revenues to decline or grow more slowly than expected, or could otherwise impair our growth.

The variable sales cycles of our products could cause significant fluctuation in our quarterly results.

         The typical sales cycle of our shelter, decontamination systems and our other products are unpredictable and generally involve a significant commitment of resources by our customers. A customer's decision to purchase our products generally involves the evaluation of the available alternatives by a significant number of personnel in various functional areas and often is subject to delays over which we may have little or no control, including budgeting constraints, internal procurement and other purchase review procedures and the inclusion or exclusion of our products on customers' approved standards list. Accordingly, we typically must expend substantial resources educating prospective customers about our products. Therefore, the length of time between the date of initial contact with the potential customer or channel partner and the execution of a purchase agreement typically ranges from 1 to 12 months, with the larger sales generally requiring significantly more time. Additionally, the length of time between the date of initial contact and the execution of a purchase order is often subject to delays over which we may have little or no control, including the receipt of necessary government funding. As a result, our ability to predict the timing and amount of specific sales is limited and any delay or failure to complete one or more transactions could have a material adverse effect on our business and could cause operating results to vary significantly from quarter-to-quarter.

Our products rely on intellectual property rights, and any failure by us to protect these rights could enable our competitors to market products with similar features that may reduce demand for our products, which would adversely affect our revenues.

         Although we seek to protect our shelter, decontamination systems and our other products through a combination of patent, trade secret, copyright, and trademark law, there is no guarantee that our methods of protecting our intellectual property rights in the United States or abroad will be adequate. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technologies. Policing unauthorized use of our products is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology, particularly in foreign countries where the laws may not protect our intellectual property rights as fully as those in the United States. If we are unable to protect our proprietary technology or that of our customers, our results of operations and any competitive advantage that we may have may be materially and adversely affected.

         We generally enter into confidentiality or other agreements with our employees, consultants, channels partners and other corporate partners, and do control access to our intellectual properties and the distribution of our proprietary information. These measures afford only limited protection and may prove to be inadequate. Others may develop technologies that are similar or superior to our technology or design around the intellectual properties we own or utilize.

         We expect that products may be increasingly subject to third-party infringement claims as the number of competitors in our industry segment grows and the functionality of products in different industry segments grows and overlaps. We believe that our products do not employ technology that infringes any proprietary rights of third parties. Nevertheless, in recent years, there has been significant litigation in the United States involving patents and other intellectual property rights and there always is the chance that third parties may assert infringement claims against us. Consequently, third parties may claim that we infringe their intellectual property rights. Regardless of whether these claims have any merit, they could:

         o        be time-consuming to defend
         o        result in costly litigation
         o        divert our management's attention and resources
         o        cause product shipment delays
         o require us to enter into royalty or licensing agreements, which may not be available on terms acceptable to us, if at all

         A successful claim of product infringement against us or our failure or inability to license the infringed or similar technology could damage our business because we would not be able to sell our products without redeveloping them or otherwise incurring significant additional expenses and we may be judged liable for significant damages.

Our products may contain unknown defects that could harm our reputation, result in product liability or decrease market acceptance of our products, increase our cost of doing business and impede our growth.

         Our products may contain undetected defects or result in failures, which are not detected until after commercial distribution and use. Any of these defects or errors could be significant and could harm our business and ongoing results. Any significant defects or errors may result in:

         o        costly litigation
         o        diversion of management's attention and resources
         o        loss of sales
         o        delay in market acceptance of our products
         o        increase in our product development costs
         o        damage to our reputation

         In addition, the sale and support of our products may entail the risk of product liability or warranty claims based on personal injury and/or other damage incurred by our customers due to such errors or failures. In addition, the failure of our products to perform to customer expectations could give rise to warranty claims. Although we carry general liability insurance, our current insurance coverage may be insufficient to protect us from all liability that may be imposed under these types of claims.

Intense competition and consolidation in our industry could limit our ability to attract and retain customers.

         The market for our shelter, decontamination systems and our other products is intensely competitive, characterized by rapid technological change, evolving industry standards, changes in customer needs and preferences and is significantly affected by new product introductions and improvements. Many of our existing and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, greater name recognition, a broader range of products to offer and a larger installed base of customers than us, any of which could provide them with a significant competitive advantage. Increased competition could also result in price reductions for our products and lower profit margins, either of which could materially and adversely affect our business, results of operations and financial condition.

         We expect to face increased competition in the future from our current competitors. In addition, new competitors or alliances among existing and future competitors may emerge and rapidly gain significant market share, many of which may possess significantly greater financial, marketing, technical, personnel and other resources.

We need to expand both our direct and indirect sales and distribution capabilities, and failure to do so could impede our growth.

         We need to substantially expand our direct and indirect sales and distribution efforts. We will seek to do this by developing strong business relationships with our strategic partners, both domestically and internationally, in order to increase market awareness and acceptance of our products. Additionally, we plan to expand our direct sales force through hiring additional sales personnel. Competition for qualified sales and marketing personnel is intense, and we might not be able to hire and retain adequate numbers of such personnel to maintain our growth. Although we have recently limited the number of our third-party distributors in an effort to better manage these relationships, we also plan to expand our relationships with these distributors to further develop our sales channels. As we continue to develop our sales channels, we will need to manage potential conflicts. If we do not develop and maintain successful relationships with sales channel partners, we may be unable to attract and retain customers.

         We will continue to pursue business alliances with channel partners to endorse our products, create and design new products, provide customer support services, promote and resell products that integrate with our products and develop industry-specific products. These alliances provide an opportunity to license our products to our partners' installed customer bases. In many cases, these parties have established relationships with our existing and potential customers and can influence the decisions of these customers. We rely upon these companies for recommendations of our products during the evaluation stage of the purchasing process, as well as for customer support services. A number of our competitors have stronger relationships with channel partners who, as a result, may be more likely to recommend our competitors' products. In addition, some of our competitors have relationships with a greater number of these indirect channel partners and, therefore, have access to a broader base of customers. If we are unable to establish, maintain, and strengthen these relationships, we will have to devote substantially more resources to the selling and marketing and support of our products. Our efforts may not be as effective as these channel partners, which could significantly harm our operating results.

If we are unable to attract and retain key management and personnel, we may become unable to operate our business effectively.

         We depend to a significant degree on the skills, experience and efforts of our key executive officers and our employees, as well as members of our sales, administrative, technical and services personnel. Qualified personnel are in great demand throughout our industry, and our future success depends in large part on our ability to attract, train, motivate and retain highly skilled employees and the ability of our executive officers and other members of senior management to work effectively as a team. The loss of the services of any executive officer or the failure to attract and retain the highly trained technical personnel that are integral to our sales, product development, service and support teams, could have a material adverse effect on our business.

Our growth strategy includes pursuing strategic acquisitions and investments that may not be successful.

         Our business strategy includes acquiring or making strategic investments in other companies with a view to expanding our portfolio of products, expanding into new markets, acquiring new technologies, and accelerating the development of new or improved products. To do so, we may issue equity that would dilute our current shareholders' percentage ownership or incur debt or assume indebtedness. In addition, we may incur significant amortization expenses related to intangible assets. We also may incur significant write-offs of goodwill associated with our companies, businesses or technologies that we acquire. Acquisitions and strategic investments involve numerous risks, including:

         o difficulties in integrating the operations, technologies, personnel and products of the acquired companies

         o        diversion of management's attention from our core business

         o potential difficulties in completing projects of the acquired company

         o        the potential loss of key employees of the acquired company

         o dependence on unfamiliar or relatively small suppliers and other partners

         In addition, acquisitions and strategic investments may involve risks of entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions and of obtaining insufficient revenues to offset increased expenses associated with acquisitions.

We are subject to significant government regulation.

         The U.S. legal and regulatory environment governing our products is subject to constant change. Further changes in the regulatory environment relating to the marketing of our shelter, decontamination systems and our other products, that increase the administrative and operational costs associated with the marketing of our systems and other products or that increase the likelihood or scope of competition, could harm our business and financial results.

         The regulation of our shelter, decontamination systems and our other products outside the United States will vary by country. Noncompliance with foreign country requirements may include some or all of the risks associated with noncompliance with U.S. regulation as well as other risks.

         Additionally, our government business is subject to a number of federal and state procurement laws and regulations. Failure to comply with these regulations and requirements can result in civil, criminal or administrative proceedings involving fines, penalties, suspension of payments, and suspension or debarment from government contracting or subcontracting for a period of time.

There is currently only a limited public market for our Common Stock and our Common Stock is subject to significant price fluctuations.

         Our Common Stock is listed on the OTC Bulletin Board and historically there has only been a limited public market for our Common Stock. Unless and until our Common Stock is admitted for quotation on a national securities exchange or the NASDAQ Stock Market, it is unlikely that an active and orderly trading market will develop or be sustained. In addition, in the event our operating results fall below the expectations of public market analysts and investors, the market price of our Common Stock would likely be materially adversely affected.

         The trading price of our Common Stock is likely to be volatile and sporadic. The stock market in general, and the market for small cap companies in particular, has experienced extreme volatility in recent years. This volatility has often been unrelated to the operating performance of particular companies. Volatility in the market price of our Common Stock may prevent investors from being able to sell their Common Stock at or above the price such investors paid for their shares or at any price at all.

         The Securities and Exchange Commission has adopted so-called "penny stock" regulations which impose special sales practice requirements on broker/dealers who sell such securities to certain persons. Our Common Stock is a "penny stock" and thus is subject to these rules. Consequently, these rules may restrict the ability of broker/dealers to sell our securities, and may adversely affect the ability of holders of our Common Stock to resell their shares in the secondary market.

We could issue preferred stock and take other actions that might discourage third parties from acquiring us.

         Our board of directors has the authority, without further action by our stockholders, to issue up to 1,200,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of such shares. The rights of the holders of the Common Stock are subject to the rights of the holders of our outstanding preferred stock, and will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuing preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, thereby delaying, deferring or preventing a change in control of the Company. Furthermore, the preferred stock may have other rights, including economic rights, senior to our Common Stock, and as a result, issuing preferred stock could have a material adverse effect on the market value of our Common Stock.

         Certain provisions of our articles of incorporation and our bylaws could make it more difficult for a third party to acquire, and could discourage a third party from attempting to acquire, control of the Company. Some of them eliminate the right of stockholders to act by written consent and impose various procedural and other requirements which could make it more difficult for stockholders to undertake certain corporate actions. These provisions could limit the price that certain investors might be willing to pay in the future for shares of our Common Stock and may have the effect of delaying or preventing a change in control of the Company. We may in the future adopt other measures that may have the effect of delaying, deferring or preventing a change in control of the Company. Certain of these measures may be adopted without any further vote or action by the stockholders, although we have no present plans to adopt any such measures. We are also afforded protections under the Maryland General Corporation Law, which could delay or prevent a change in control of the Company, impede a merger, consolidation or other business combination involving the Company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

We currently have no intention to pay any dividends.

         We are not obligated to pay dividends on the common stock and have no present intention to pay any cash dividends on the common stock or any other class of capital stock. We intend to retain any earnings in the foreseeable future to finance the growth and development of our business. Any payment of future cash dividends and the amounts of any payments will depend on our earnings, financial requirements and other factors deemed relevant by our Board of Directors.

                                 USE OF PROCEEDS

         We are registering the shares of common stock offered by this Reoffer Prospectus for the account of the selling shareholders identified in the section of this Reoffer Prospectus entitled "Selling Shareholders." All of the net proceeds from the sale of common stock will go to the selling shareholder who offers and sells his or her shares of such stock. We will not receive any part of the proceeds from the sale of such shares.

                              SELLING SHAREHOLDERS

         The selling shareholders listed in the table below have acquired the common stock offered by this Reoffer Prospectus pursuant to our Amended and Restated 1998 Incentive Stock Option Plan (the "Plan"). Each selling shareholder will receive all of the net proceeds from any sale of his or her shares of common stock offered by this Reoffer Prospectus.

         The following table sets forth certain information regarding the ownership of our common stock by each of the selling shareholders as of June 30, 2003. The number of shares of Company common stock outstanding will not change as a result of the offering, nor will the number of shares owned or percentage of ownership of any persons other than the selling shareholder(s) change as a result thereof. There is no assurance that any selling shareholder will in fact offer for sale or sell any or all of the common stock offered pursuant to this Reoffer Prospectus, since such shares are being included in the offering in order to remove and/or reduce present restrictions on the public sale of such shares.

                                        Shares            Shares        Shares to be Beneficially
                                     Beneficially       Registered     Owned After the Offering (3)
                                      Owned Prior       Hereby for     ----------------------------
Name And Position With TVI          To Offering (1)      Sale (2)         Number        Percentage
--------------------------          ---------------     ----------     ----------      ------------
Stephen Ager(4)....................      25,000           25,000                0           0
Scott Arnold(5)....................     305,000           75,000          230,000           *
Allen E. Bender(6).................   2,095,196          800,000        1,295,196         4.77
Joseph J. Borkoski(7)..............     600,000          625,000                0           0
William M. Coleman(8)..............      25,000           25,000                0           0
Keith L. Davis(9)..................     200,000          200,000                0           0
Stephen A. Day(10).................     150,000          150,000                0           0
Rudy J. Diaz(11)...................     590,000          400,000          190,000           *
Joseph J. Duffy(12)................     600,000          625,000                0           0
Richard A. Esser(13)...............      97,000           24,000           73,000           *
Gary D. Gossett(14)................      50,000           50,000                0           0
Jerry L. Griffith(15)..............     210,666           20,000          190,666           *
Mark N. Hammond(16)................     830,000          750,000          105,000           *
Stuart Horowitz(17)................      50,000           50,000                0           0
Harley A. Hughes(18)...............           0           25,000                0           0
Victor Knox(19)....................      57,100            1,500           55,600           *
A.J. McNamara/ERT(20)..............      20,000           20,000                0           0
Thomas K. Plunkett(21).............      70,000          120,000                0           0
Richard V. Priddy(22)..............     225,000          375,000                0           0
Charles L. Sample(23)..............     812,333          879,000                0           0

----------------------------
* Assuming all shares offered hereby are in fact sold, the selling shareholder would own less than one percent of the total shares of Company common stock as of June 30, 2003.

(1) Represents all shares of TVI common stock owned beneficially by the named individual, including shares that such individual has the right to acquire within 60 days of the date of this Reoffer Prospectus. Unless otherwise noted, all persons referred to above have sole voting and investment power.

(2) Consists of: (i) for affiliates and non-affiliates, all shares of TVI common stock issued to date under the Plan and (ii) for affiliates only, all shares underlying Plan options, whether or not exercisable as of, or within 60 days of, the date of this Reoffer Prospectus. Consequently, the "Shares Registered Hereby for Sale" figures for affiliates include unvested options not reportable as either "Shares Beneficially Owned Prior to the Offering" or "Shares to be Beneficially Owned After the Offering".

(3) Assumes all shares registered under this Reoffer Prospectus will be sold, although beneficial ownership of shares held by each selling shareholder actually will depend on the number of shares sold by such selling shareholder under this Reoffer Prospectus.

(4)      Mr. Ager was a TVI consultant from 2000 to 2002.

(5)      Mr. Arnold has served as a TVI Marketing Manager since January, 2000.

(6) Mr. Bender served as a director, CEO and President of the Company from April, 1995 until his employment terminated in February, 2002.

(7)      Mr. Borkoski has served as TVI director since February, 1999.

(8) Mr. Coleman was a TVI Accounting Manager from September, 2001 until November, 2002.

(9)      Mr. Davis was TVI's President from January, 2001 until December, 2001.

(10)     Mr. Day served as a TVI director from June, 2001 until May 2003.

(11)     Mr. Diaz was a TVI director from September, 1995 until June, 2001.

(12)     Mr. Duffy is a TVI director, who has served since February, 1999.

(13) Mr. Esser jointed TVI in 1981. His current position is Shipping and Packaging Manager.

(14) Mr. Gossett was a TVI Market Manager from July, 2001 until March, 2003 at which time he became a TVI Field Consultant.

(15) Mr. Griffith joined TVI in 1981. His current position is Quality Assurance Manager.

(16) Mr. Hammond has served as a TVI director since July, 1996. He has also served as the Chairman of the Board since August 2002.

(17) Mr. Horowitz was TVI Vice President of Operations from March, 2002 until March, 2003 when his employment with the Company terminated.

(18)     General Hughes has served as TVI director since February, 1999.

(19) Mr. Knox is TVI Vice President of Marketing and Sales. He joined TVI in December, 2002 after being a TVI independent consultant for 5 months.

(20)     Mr. McNamara served as a consultant to TVI in March and April of 2002.

(21) Mr. Plunkett has served as the TVI Vice President Finance since June, 2002. He has also served as the TVI Treasurer since March 27, 2003.

(22) Mr. Priddy has served as the President and CEO since February, 2002 and a director since June, 2002.

(23) Mr. Sample has served as TVI's Executive Vice President, Marketing since April, 1995.


                              PLAN OF DISTRIBUTION

         Each selling stockholder is free to offer and sell his common shares at such times, in such manner and at such prices as he may determine. The shares of our common stock offered by this Reoffer Prospectus may be sold from time to time by the selling shareholder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the OTC Bulletin Board, in the over-the-counter markets, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold in one or more of the following transactions:

         (a) a block trade in which the broker or dealer so engaged will attempt to sell the selling shareholder shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this Reoffer Prospectus;

         (c) an exchange distribution in accordance with the rules of the exchange; and

         (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         The selling stockholders have advised the Company that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, except for qualified 10b-5 Plans. The selling stockholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

         In effecting sales, brokers or dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate. Any broker or dealer to be utilized by a selling shareholder will be selected by such selling shareholder. Brokers or dealers will receive commissions or discounts from the selling shareholder in amounts to be negotiated immediately prior to the sale.

         These brokers or dealers and any other participating brokers or dealers, as well as certain pledgees, donees, transferees and other successors in interest, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with the sales. In addition, any securities covered by this Reoffer Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Reoffer Prospectus.

         Upon being notified by the selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of the selling shareholder shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplemental reoffer prospectus, if required, pursuant to Rule 424(c) under the Securities Act, disclosing:

         o the name of the selling shareholder and of the participating broker-dealer(s);

         o        the number of selling shareholder shares involved;

         o        the price at which such selling shareholder shares were sold;

         o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

         o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Reoffer Prospectus; and

         o        other facts material to the transaction.

         The selling shareholder reserves the sole right to accept and, together with any agent of the selling shareholder, to reject in whole or in part any proposed purchase of the selling shareholder shares. The selling shareholder will pay any sales commissions or other seller's compensation applicable to such transactions.

         To the extent required, the amount of the shares to be sold, purchase prices, public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in a reoffer prospectus supplement accompanying this Reoffer Prospectus or, if appropriate, a post-effective amendment to the registration statement. The selling shareholder and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act and a portion of any proceeds of sales and discounts, commissions or other seller's compensation may be deemed to be underwriting compensation for purposes of the Securities Act.

         Offers and sales of shares of the common stock have not been registered or qualified under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the selling shareholder shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling shareholder shares may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available and is complied with.

         Under applicable rules and regulations under the Securities and Exchange Act of 1934, any person engaged in a distribution of shares of our common stock may not simultaneously engage in market-making activities with respect to such shares of common stock for a period of two to nine business days prior to the commencement of such distribution. In addition to and without limiting the foregoing, each selling shareholder and any other person participating in a distribution will be subject to applicable provisions of the Securities and Exchange Act of 1934 and the rules and regulations thereunder, including without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of our shares of common stock by the selling shareholder or any such other person. All of the foregoing may affect the marketability of our common stock and the brokers' and dealers' ability to engage in market-making activities with respect to our common stock.

         We will pay substantially all of the expenses incident to the registration of the shares of common stock offered hereby, estimated to be approximately $5,000.00.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock currently consists of a total of 100,000,000 shares; 98,800,000 shares of which are classified as common stock, par value One Cent ($0.01) per share, and 1,200,000 shares of which are classified as preferred stock, par value One Dollar ($1.00) per share. As of the date of this Prospectus, approximately 27,144,836 shares of common stock are issued and outstanding.

         The following statement relating to our common stock is a summary and does not purport to be complete. Reference is made to the more detailed provisions of our Restated Articles of Incorporation and our By-laws, copies of which have been filed as exhibits to this Registration Statement on Form S-8.

Common Stock

         We have an estimated 2,444 holders of our common stock. Holders of our common stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the stockholders. No cumulative voting with respect to the election of directors is permitted by the Restated Articles of Incorporation. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding stock having prior rights on such distributions and payment of other claims of creditors. Each share of common stock outstanding as of the date of this registration statement is validly issued, fully paid and nonassessable.

         The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board of directors from time to time may determine. There have been no dividends declared or paid on our common stock during the previous two years. In light of our working capital needs, it is unlikely that cash dividends will be declared and paid on our common stock in the foreseeable future and no payment of any dividends is contemplated for the foreseeable future.

         Under Maryland law, shareholders generally are not liable for our debts or obligations. If we are liquidated, subject to the right of any holders of preferred stock to receive preferential distribution, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all know debts and liabilities.


Transfer Agent and Registrar

         Securities Transfer Company is the transfer agent and registrar for our common stock.

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

         Article IX of TVI's By-laws provides that the registrant shall indemnify its directors and officers from liabilities and expenses to the fullest extent permitted by the Maryland General Corporation Law (the "MGCL"). Accordingly, pursuant to the terms of the MGCL as presently in effect, TVI may indemnify any director unless it is established that:

         o the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

         o the director actually received an improper personal benefit in money, property or services; or

         o in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. In addition, TVI's By-Laws require TVI to indemnify each person who is or was a director, officer, employee or agent of TVI to the fullest extent permitted by the laws of the State of Maryland in the event he is involved in legal proceedings by reason of the fact that he is or was a director, officer, employee or agent of TVI, or is or was serving at TVI's request as a director, officer, employee or agent of another corporation, partnership or other enterprise. TVI may also advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, upon terms and conditions, if any, deemed appropriate by the Board or Directors upon receipt of an undertaking by or on behalf of such director or officer to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified as authorized by the laws of the State of Maryland.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is therefore unenforceable.

                                  LEGAL MATTERS

         Our general counsel, Whiteford, Taylor & Preston L.L.P., issued an opinion to us regarding certain legal matters in connection with this offering, including the validity of the issuance of the shares of common stock offered by this Reoffer Prospectus.

                                     EXPERTS

         The financial statements incorporated in this Reoffer Prospectus by reference to our Annual Report on Form 10-KSB/A-1 for the fiscal year ended December 31, 2002, have been audited by Aronson & Company, our independent auditors for such year, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance on the report such firm given upon their authority as experts in auditing and accounting.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this Reoffer Prospectus and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information. We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

         (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed March 31, 2003;

         (b) Annual Report on Form 10-KSB/A-1 for the fiscal year ended December 31, 2002, filed May 15, 2003;

         (c)      Preliminary  Proxy  Statement on Schedule 14A,  filed April 8,
                  2003

         (d) Other Proxy Soliciting Material on Schedule 14A, filed April 17, 2003;

         (e)      Definitive  Proxy  Statement on Schedule 14A,  filed April 25,
                  2003;

         (f) Quarterly Report on Form 1Q-QSB for the quarter year ended March 31, 2003, filed May 15, 2003;

         (g)      Current Report on Form 8-K filed February 26, 2003

         (h)      Current Report on Form 8-K filed May 9, 2003

         (i) the description of our common stock contained in our Form 8-A12G, File No. 000-10449, as filed with the Securities and Exchange Commission on July 20, 1982, pursuant to Section 12(g) of the Securities and Exchange Act of 1934.

         You may request a copy of these filings (including the exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by writing or telephoning our executive offices at the following address:

                                 TVI Corporation
            Attention: Thomas K. Plunkett, Vice President of Finance
                 7100 Holladay Tyler Road, Glenn Dale, MD 20769
                                 (301) 352-8800

         You should rely only on the information provided or incorporated by reference in this Reoffer Prospectus or any related supplement. We have not authorized anyone else to provide you with different information. This Reoffer Prospectus may only be used where it is legal to sell these shares. You should assume that the information in this Reoffer Prospectus or any supplement is accurate only as of the date of such documents.

                              AVAILABLE INFORMATION

         We file annual, quarterly and special reports with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: 233 Broadway, New York, New York 10279 and
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You also can request copies of such documents, upon payment of a duplicating fee, by writing to the public reference room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's web site is: http://www.sec.gov.

         We have filed with the Securities and Exchange Commission a registration statement on Form S-8 (of which this Reoffer Prospectus is a part) under the Securities Act, as amended, with respect to the securities offered hereby. This Reoffer Prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this Reoffer Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered hereby, reference is hereby made to the registration statement and such exhibits and schedules which may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, as filed with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

         (j) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed March 31, 2003;

         (k) Annual Report on Form 10-KSB/A-1 for the fiscal year ended December 31, 2002, filed May 15, 2003;

         (l)      Preliminary  Proxy  Statement on Schedule 14A,  filed April 8,
                  2003

         (m) Other Proxy Soliciting Material on Schedule 14A, filed April 17, 2003;

         (n)      Definitive  Proxy  Statement on Schedule 14A,  filed April 25,
                  2003;

         (o) Quarterly Report on Form 1Q-QSB for the quarter year ended March 31, 2003, filed May 15, 2003;

         (p)      Current Report on Form 8-K filed February 26, 2003

         (q)      Current Report on Form 8-K filed May 9, 2003

         (r) the description of our common stock contained in our Form 8-A12G, File No. 000-10449, as filed with the Securities and Exchange Commission on July 20, 1982, pursuant to Section 12(g) of the Securities and Exchange Act of 1934.

         All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article IX of TVI's By-laws provides that the registrant shall indemnify its directors and officers from liabilities and expenses to the fullest extent permitted by the Maryland General Corporation Law (the "MGCL"). Accordingly, pursuant to the terms of the MGCL as presently in effect, TVI may indemnify any director unless it is established that:

         o the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

         o the director actually received an improper personal benefit in money, property or services; or

         o in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. In addition, TVI's By-Laws require TVI to indemnify each person who is or was a director, officer, employee or agent of TVI to the fullest extent permitted by the laws of the State of Maryland in the event he is involved in legal proceedings by reason of the fact that he is or was a director, officer, employee or agent of TVI, or is or was serving at TVI's request as a director, officer, employee or agent of another corporation, partnership or other enterprise. TVI may also advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, upon terms and conditions, if any, deemed appropriate by the Board or Directors upon receipt of an undertaking by or on behalf of such director or officer to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified as authorized by the laws of the State of Maryland.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         The shares to be offered and sold under the reoffer prospectus filed with this registration statement were initially issued pursuant to the registrant's Amended and Restated 1998 Incentive Stock Option Plan in transactions deemed exempt under the Securities Act in reliance on either: (1) Rule 701 promulgated under the Securities Act as offers and sales of securities pursuant to an employee benefit plan or contract relating to employment, and/or
(2) Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

ITEM 8.  EXHIBITS

    5.1           Opinion of Counsel

   23.1           Consent of Independent Auditors

   23.2           Consent of Counsel  (incorporated  by  reference  into Exhibit
                  5.1).

   24.1           Power  of  Attorney   (included  on  signature  page  of  this
                  registration statement)

   99.1           Amended and Restated 1998 Incentive Stock Option Plan

   99.2           Form of Incentive Stock Option Agreement

   99.3           Form of  Non-Qualified  Stock  Option  Agreement  (Independent
                  Contractors)

   99.4 Form of Non-Qualified Stock Option Agreement (Directors, Officers and Employees)



ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant, hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any events or facts
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a port-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenn Dale, State of Maryland, on June 27, 2003.

                                        TVI CORPORATION


                                        By: /s/ Richard V. Priddy
                                           -------------------------------------
                                           Richard V. Priddy,
                                           President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard V. Priddy and Thomas K. Plunkett and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons, in the capacities indicated, as of June 27, 2003.

    SIGNATURE                                          TITLE(S)

/s/ Richard V. Priddy
-----------------------          President, Chief Executive Officer and Director
Richard V. Priddy


/s/ Thomas K. Plunkett
-----------------------          Vice President Finance and Treasurer
Thomas K. Plunkett


/s/ Mark N. Hammond
-----------------------          Chairman and Director
Mark N. Hammond


/s/ Joseph J. Borkoski
-----------------------          Director
Joseph J. Borkoski


/s/ Harley A. Hughes
-----------------------          Director
Harley A. Hughes


/s/ Joseph J. Duffy
-----------------------          Director
Joseph J. Duffy

                                INDEX TO EXHIBITS

Exhibit No.       Description of Exhibit

    5.1           Opinion of Counsel

   23.1           Consent of Independent Auditors

   23.2           Consent of Counsel  (incorporated  by  reference  into Exhibit
                  5.1).

   24.1           Power  of  Attorney   (included  on  signature  page  of  this
                  registration statement)

   99.1           Amended and Restated 1998 Incentive Stock Option Plan

   99.2           Form of Incentive Stock Option Agreement

   99.3           Form of  Non-Qualified  Stock  Option  Agreement  (Independent
                  Contractors)

   99.4 Form of Non-Qualified Stock Option Agreement (Directors, Officers and Employees)